Exhibit 99.1
PREIT / 1

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735

Heather Crowell
VP, Corporate Communications and Investor Relations
(215) 454-1241
crowellh@preit.com
PREIT Reports Second Quarter 2015 Results as Pace of Transformation Surges

Disposition success continues with one property sale imminent and three additional under contract

Portfolio improvement efforts lead to Sales PSF growth of 10.6% to $418 psf

$646 Million in completed financings with reduced interest rates, increased borrowing capacity and extended maturities

155,000 square feet of leases executed with catalyst tenants

Same Store NOI Guidance range reaffirmed

Philadelphia, PA, July 28, 2015 - PREIT (NYSE: PEI) today reported results for the quarter and six months ended June 30, 2015.

•
Sale of Uniontown Mall in Uniontown, PA imminent for $23.0 million with closing documents being executed and funds held in escrow. The buyer will also separately acquire the fee interest in the ground underlying the mall.

•	Sale of our entire 50% interest in open air center, Springfield Park in Springfield, PA, completed for $20.2 million.

•	Gross proceeds from dispositions since program began will exceed $470 million, including the sale of Uniontown Mall.

•	Agreement of Sale executed with an institutional buyer for the disposition of three mall portfolio consisting of Gadsden, New River Valley and Wiregrass Commons Malls for $95.4 million.

•	Comparable store sales across the portfolio soared to $418 with sales at six Premier assets increasing to $569 per square foot led by Cherry Hill Mall at $659 per square foot.

•	Same Store NOI improved by 2.8% for the six month period ended June 30, 2015 as compared to the prior year period.

•	Balance Sheet improved with amended and extended $400.0 million Revolving Facility, new $150.0 million 5-Year Term Loan and refinancing of Patrick Henry Mall mortgage.

•	Renewal spreads for small format leases were 4.6% during the quarter.

•	Average gross rent at Same Store mall properties increased 4.3% since June 30, 2014.

•	Obtained legislative approvals that will allow for the transformation of The Gallery into Fashion Outlets of Philadelphia including Tax Increment Financing of $55.0 million.

•	Over 75,000 square feet of new tenants opened at Springfield Town Center in Springfield, VA.

•	Executed lease with large format organic grocer to replace an existing KMart at Exton Square Mall.

Exhibit 99.1
PREIT / 2

“The progress we have made in improving our portfolio is yielding standout results. We will have sold seven non-core malls with three more under contract, two additional agreements of sale being negotiated and double digit portfolio sales growth, creating a higher-quality portfolio that is more compelling to retailers and investors,” said Joseph F. Coradino, Chief Executive Officer. “We are entering a new peer set and have positioned ourselves to deliver results in the coming years that are consistent with our movement towards a new peer group.”

The following tables set forth information regarding Funds From Operations (“FFO”) and FFO, as adjusted for the quarter and six months ended June 30, 2015:

	Quarter Ended June 30, 2015,		Six Months Ended June 30,
(In millions)	2015	2014	2015	2014
FFO	$29.3	$26.5	$53.7	$53.1
Mortgage prepayment penalty and accelerated amortization of deferred financing costs	1.0	—	1.0	—
Acquisition costs	0.1	0.6	3.5	1.9
Provision for employee separation expense	—	4.9	—	4.9
Loss on hedge ineffectiveness	—	1.2	0.5	1.2
FFO, as adjusted	$30.5	$33.1	$58.7	$61.1

	Quarter Ended June 30, 2015,		Six Months Ended June 30,
Per Diluted Share and OP Unit	2015	2014	2015	2014
FFO	$0.38	$0.37	$0.72	$0.75

FFO, as adjusted	$0.39	$0.47	$0.79	$0.87

The following table sets forth information regarding net loss and net loss per diluted share for the quarter and six months ended June 30, 2015:

	Quarter Ended June 30, 2015,		Six Months Ended June 30,
(In millions, except per share amounts)	2015	2014	2014	2013
Net loss	$(34.7)	$(24.1)	$(48.6)	$(32.4)
Net loss per diluted share	$(0.51)	$(0.40)	$(0.76)	$(0.58)
A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Primary Factors Affecting Financial Results for the Quarter Ended June 30, 2015:

•
Same store NOI of $62.8 million was flat compared to last year’s second quarter. Operating results for this year’s second quarter were impacted adversely by first quarter 2015 tenant bankruptcies. The NOI contribution from these tenants was $1.6 million lower than in the corresponding quarter last year.

•
Non Same Store NOI decreased $2.5 million primarily due to properties sold in 2014 and the July 2014 sale of a 50% partnership interest in The Gallery. Non-same store NOI was further impacted by de-tenanting of The Gallery in preparation for the redevelopment of the property, losses incurred from the business failure of an office tenant at Voorhees Town Center, all partially offset by the inclusion of Springfield Town Center which was acquired effective March 31, 2015.

Exhibit 99.1
PREIT / 3

•	Activist shareholder defense costs were $0.5 million in the quarter ended June 30, 2015.

•	FFO, as adjusted, for the quarter was $0.39 per share, compared to $0.47 per share in the prior year. Dilution from assets sold in 2014 was approximately $0.06 per share.

•
Impairment of assets of $28.7 million was recognized on Uniontown, Gadsden, New River Valley and Wiregrass Commons Malls in the quarter ended June 30, 2015 as compared to $16.1 million recognized on Nittany and North Hanover Malls in the quarter ended June 30, 2014.

•
Prepayment penalty of $0.8 million related to the early refinancing of the mortgage loan at Patrick Henry Mall and $0.2 million of accelerated amortization of deferred financing costs related to the amended and extended Revolving Facility; and

•	Net loss attributable to PREIT common shareholders was $34.9 million, or $0.51 per share compared to $27.3 million, or $0.40 per share for the quarter ended June 30, 2014.

Primary Factors Affecting Financial Results for the Six Months Ended June 30, 2015:

•
Same Store NOI increased $3.4 million or 2.8% (Same Store excluding lease terminations increased $3.3 Million or 2.7%). Operating results for the six months ended June 30, 2015 were impacted adversely by first quarter 2015 tenant bankruptcies. The NOI contribution from these tenants was $2.9 million lower than in the corresponding quarter last year.

•
Non Same Store NOI decreased $6.2 million primarily due to properties sold in 2014 and the July 2014 sale of a 50% partnership interest in The Gallery. Non-same store NOI was further impacted by de-tenanting of The Gallery in advance of the pending redevelopment of the property, losses incurred from the business failure of a office tenant at Voorhees Town Center, all partially offset by the inclusion of Springfield Town Center which was acquired effective March 31, 2015.

•	Activist shareholder defense costs were $1.5 million for the six months ended June 30, 2015.

•	FFO, as adjusted, for the six months ended June 30, 2015 was $0.79 per share, compared to $0.87 in the prior year. Dilution from assets sold in 2014 was approximately $0.09 per share.

•
Impairment of assets of $34.9 million was recognized on Uniontown, Gadsden, New River Valley and Wiregrass Commons Malls for the six months ended June 30, 2015 as compared to $17.4 million recognized on Nittany, North Hanover and South Malls in the six months ended June 30, 2014.

•
Prepayment penalty of $0.8 million related to the early refinancing of the mortgage loan at Patrick Henry Mall and $0.2 million of accelerated amortization of deferred financing costs related to the amended and extended Revolving Facility; and

•	Net loss attributable to PREIT common shareholders was $52.4 million, or $0.76 per share, compared to $39.4 million, or $0.58 per share, for the six months ended June 30, 2014.

All amounts referenced as primary factors affecting financial results above include PREIT’s proportionate share of partnership revenues and expenses. All per share amounts for the quarter and six months ended June 30, 2015 include the weighted average effect of the 6.25 million OP Units issued in connection with the acquisition of Springfield Town Center.

Financing Activities
In June 2015, the Company amended and extended its $400.0 million Revolving Facility to lower the interest rates in the applicable pricing grid, modify one covenant to expand the borrowing capacity of the unencumbered asset pool and to extend the maturity to June 2018. Subject to certain conditions, the Revolving Facility may be extended for two additional one-year periods to June 2020. The Company also entered into a new 5-Year Term Loan Agreement for a $150.0 million.

In June 2015, the Company entered into a $96.2 million mortgage loan secured by Patrick Henry Mall in Newport News, Virginia. We repaid the existing $83.8 million mortgage loan plus accrued interest and incurred an $0.8 million prepayment penalty.

Exhibit 99.1
PREIT / 4

Asset Dispositions
In July 2015, we sold our entire 50% interest in the Springfield Park shopping center in Springfield, Pennsylvania for $20.2 million, and will recognize a gain of approximately $12.0 million in the third quarter of 2015.

The Company expects to close on the sale of Uniontown Mall this week, and has entered into an Agreement of Sale with an institutional buyer to dispose of three malls- Gadsden Mall, New River Valley Mall and Wiregrass Commons Mall - in a single transaction.

Retail Operations
The following tables set forth information regarding sales per square foot and occupancy in the Company’s portfolio, including properties owned by partnerships in which the Company owns a non-controlling interest:

	Rolling Twelve Months Ended:
	June 30, 2015	June 30, 2014
Portfolio Sales per square foot (1)	$418	$378
(1) Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.
	Occupancy as of:
	June 30, 2015	June 30, 2014
Same Store Malls:
Total including anchors	93.7%	94.6%
Total excluding anchors	90.1%	90.7%
Portfolio Total Occupancy:
Total including anchors	93.4%	93.3%
Total excluding anchors	90.0%	90.0%

2015 Outlook
The Company has revised its previous estimates of FFO as adjusted per share for the year ending December 31, 2015 to give effect to the $0.03 per share dilution from its sale of Uniontown Mall and its entire 50% interest in Springfield Park.  The Company has also revised its estimate of FFO per share to give effect to the prepayment penalty and accelerated amortization of deferred financing costs related to financing transactions completed in the second quarter. The Company has also revised its estimate of net loss attributable to PREIT common shareholders to account for the impairment charges recorded in the second quarter of 2015, the gain on sale of interests in real estate expected to be recorded in the third quarter of 2015 and other factors.

Estimates Per Diluted Share	Lower End	Upper End
FFO	$1.77	$1.82
Acquisition costs and hedge ineffectiveness	0.07	0.07
FFO, as adjusted	1.84	1.89
Impairment of assets	(0.46)	(0.46)
Gain on sale of interests in real estate	0.16	0.16
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(2.08)	(2.08)
Net (loss) attributable to PREIT common shareholders	$(0.54)	$(0.49)

Exhibit 99.1
PREIT / 5

Our 2015 guidance is based on our current assumptions and expectations about market conditions, and our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Our revised guidance incorporates the following assumptions, among others:

•	2015 Same Store NOI growth of 1.7% to 2.7% remains unchanged;

•	Expected dilution of $0.03 per share resulting from the sale of Uniontown Mall and our entire 50% interest in Springfield Park;

•	Our guidance does not contemplate any other material property dispositions or acquisitions to close in 2015.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Wednesday,
July 29, 2015, to review the Company’s results and future outlook. To listen to the call, please dial 1-888-346-8835 (domestic toll free), 1-412-902-4271 (international), or 1-855-669-9657 (Canada toll free) and request to join the PREIT call at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

For interested individuals unable to join the conference call, a replay of the call will be available through August 12, 2015 at 1-877-344-7529 (domestic toll free), 1-412-317-0088 (international), or 855-669-9658 (Canada toll free) using the replay code, 10065876. The online archive of the webcast will also be available for 14 days following the call.

Exhibit 99.1
PREIT / 6

About Pennsylvania Real Estate Investment Trust

PREIT is a real estate investment trust specializing in the ownership and management of differentiated retail shopping malls designed to fit the dynamic communities they serve. Founded in 1960 as Pennsylvania Real Estate Investment Trust, the Company owns and operates over 28 million square feet of space in properties in 12 states in the eastern half of the United States with concentration in the Mid-Atlantic region and Greater Philadelphia. PREIT is headquartered in Philadelphia, Pennsylvania, and is publicly traded on the NYSE under the symbol PEI. Information about the Company can be found at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions

Funds From Operations

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance based executive compensation programs. FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and six months ended June 30, 2015 and 2014, respectively, to show the effect of acquisition costs, provision for

Exhibit 99.1
PREIT / 7

employee separation expense, mortgage prepayment penalty and accelerated amortization of financing costs and loss on hedge ineffectiveness, which had a significant effect on our results of operations in certain periods, but are not, in our opinion, indicative of our operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of its operating performance, such as provision for employee separation expense, accelerated amortization of deferred financing costs and gain and loss on hedge ineffectiveness.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue) minus operating expenses (determined in accordance with GAAP), plus our share of revenue and operating expenses of our partnership investments, and includes real estate revenue and operating expenses from properties included in discontinued operations, if any. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes interest and other income, general and administrative expenses, provision for employee separation expense, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains on sales of non-operating real estate, gains on sales of discontinued operations, impairment losses, acquisition costs and other expenses.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and exclude properties acquired or disposed of.

Forward Looking Statements

This press release, together with other statements and information publicly disseminated by us, contain certain “forward-looking statements” within the meaning of the federal  securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt and stated value of preferred shares and our high leverage ratio;

Exhibit 99.1
PREIT / 8

constraining leverage, unencumbered debt yield, interest and tangible net worth covenants under our 2013 Revolving Facility and our Term Loans; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that we might be required to record in connection with any dispositions of assets; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; our ability to sell properties that we seek to dispose of or our ability to obtain estimated sale prices; the effects of online shopping and other uses of technology on our retail tenants; risks relating to development and redevelopment activities; current economic conditions and the state of employment growth and consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolio; our partnerships and joint ventures with third parties to acquire or develop properties; our short and long-term liquidity position; general economic, financial and political conditions, including credit and capital market conditions, changes in interest rates or unemployment; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; changes to our corporate management team and any resulting modifications to our business strategies; increases in operating costs that cannot be passed on to tenants; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; and potential dilution from any capital raising transactions or other equity issuances.  Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in our Annual Report on Form 10-K for the year ended December 31, 2014 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **
** information will be available on www.preit.com **

PREIT / 9             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS (Unaudited)	Quarter Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
(In thousands, except per share amounts)
REVENUE:
Real estate revenue:
Base rent	$67,417	$71,646	$131,691	$142,988
Expense reimbursements	30,541	30,879	62,050	65,230
Percentage rent	322	324	846	914
Lease termination revenue	25	154	467	254
Other real estate revenue	2,577	3,142	4,612	5,368
Total real estate revenue	100,882	106,145	199,666	214,754
Other income	811	680	2,084	1,458
Total revenue	101,693	106,825	201,750	216,212
EXPENSES:
Operating expenses
Property operating expenses:
CAM and real estate taxes	(33,263)	(35,228)	(67,069)	(74,631)
Utilities	(4,959)	(5,841)	(10,108)	(14,051)
Other property operating expenses	(3,792)	(3,295)	(7,988)	(7,399)
Total property operating expenses	(42,014)	(44,364)	(85,165)	(96,081)
Depreciation and amortization	(36,641)	(37,135)	(69,830)	(73,370)
General and administrative expenses	(9,126)	(8,774)	(18,070)	(17,851)
Provision for employee separation expense	—	(4,877)	—	(4,877)
Acquisition costs and other expenses	(817)	(960)	(5,269)	(2,606)
Total operating expenses	(88,598)	(96,110)	(178,334)	(194,785)
Interest expense, net	(21,126)	(21,550)	(41,271)	(41,720)
Impairment of assets	(28,667)	(16,098)	(34,907)	(17,398)
Total expenses	(138,391)	(133,758)	(254,512)	(253,903)
Loss before equity in income of partnerships and gain on sale of non operating real estate	(36,698)	(26,933)	(52,762)	(37,691)
Equity in income of partnerships	2,032	2,784	4,114	5,186
Gain on sale of interest in real estate	—	99	—	99
Gain on sale of interest in non operating real estate	—	—	43	—
Net loss	(34,666)	(24,050)	(48,605)	(32,406)
Less: net loss attributed to noncontrolling interest	3,742	725	4,172	977
Net loss attributable to PREIT	(30,924)	(23,325)	(44,433)	(31,429)
Less: preferred share dividends	(3,962)	(3,962)	(7,924)	(7,924)
Net loss income attributable to PREIT common shareholders	$(34,886)	$(27,287)	$(52,357)	$(39,353)
Basic and diluted net loss per share - PREIT (1)	$(0.51)	$(0.40)	$(0.76)	$(0.58)
Weighted average number of shares outstanding for diluted EPS	68,753	68,236	68,660	68,091
 (1)For the three and six month periods ended June 30, 2015 and 2014, respectively, there are net losses, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

PREIT / 10             Pennsylvania Real Estate Investment Trust
Selected Financial Data

OTHER COMPREHENSIVE INCOME (LOSS) (Unaudited)	Quarter Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
(In thousands)
Comprehensive loss:
Net loss	$(34,666)	$(24,050)	$(48,605)	$(32,406)
Unrealized gain (loss) on derivatives	1,165	(1,919)	(846)	(3,102)
Amortization of losses of settled swaps, net of gains	238	1,544	1,010	1,837
Total comprehensive loss	(33,263)	(24,425)	(48,441)	(33,671)
Less: Comprehensive loss attributable to noncontrolling interest	3,686	773	4,153	1,052
Comprehensive loss attributable to PREIT	$(29,577)	$(23,652)	$(44,288)	$(32,619)

PREIT / 11             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Quarter Ended June 30, 2015			Quarter Ended June 30, 2014
RECONCILIATION OF NOI AND FFO TO NET (LOSS) INCOME	Consolidated	PREIT's Share unconsolidated partnerships	Total	Consolidated	PREIT's Share unconsolidated partnerships	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$100,882	$12,093	$112,975	$106,145	$10,087	$116,232
Property operating expenses	(42,014)	(4,470)	(46,484)	(44,364)	(2,861)	(47,225)
NET OPERATING INCOME	58,868	7,623	66,491	61,781	7,226	69,007
General and administrative expenses	(9,126)	—	(9,126)	(8,774)	—	(8,774)
Provision for employee separation expense	—	—	—	(4,877)	—	(4,877)
Other income	811	—	811	680	—	680
Acquisition costs and other expenses	(817)	(14)	(831)	(960)	—	(960)
Interest expense, net	(21,126)	(2,566)	(23,692)	(21,550)	(2,718)	(24,268)
Depreciation on non real estate assets	(380)	—	(380)	(369)	—	(369)
Gain on sale of interest in non operating real estate	—	—	—	—	—	—
Preferred share dividends	(3,962)	—	(3,962)	(3,962)	—	(3,962)
FUNDS FROM OPERATIONS	24,268	5,043	29,311	21,969	4,508	26,477
Depreciation on real estate assets	(36,261)	(3,011)	(39,272)	(36,766)	(1,724)	(38,490)
Equity in income of partnerships	2,032	(2,032)	—	2,784	(2,784)	—
Impairment of assets	(28,667)		(28,667)	(16,098)	—	(16,098)
Gain on sale of interest in real estate	—		—	99	—	99
Preferred share dividends	3,962	—	3,962	3,962	—	3,962
Net loss	$(34,666)	$—	$(34,666)	$(24,050)	$—	$(24,050)
(1)Total includes the non-cash effect of straight-line rent of $541 and $302 for the quarters ended June 30, 2015 and 2014, respectively.
Weighted average number of shares outstanding			68,753			68,236
Weighted average effect of full conversion of OP Units			8,357			2,129
Effect of common share equivalents			425			309
Total weighted average shares outstanding, including OP Units			77,535			70,674
FUNDS FROM OPERATIONS			$29,311			$26,477
Mortgage prepayment penalty and accelerated amortization of deferred financing costs			1,030			—
Acquisition costs			138			554
Loss on hedge ineffectiveness			—			1,238
Provision for employee separation expense			—			4,877
FUNDS FROM OPERATIONS AS ADJUSTED			$30,479			$33,146
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$0.38			$0.37
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED			$0.39			$0.47

SAME STORE RECONCILIATION	Quarter Ended June 30,
	Same Store		Non-Same Store		Total
	2015	2014	2015	2014	2015	2014
Real estate revenue	$103,665	$103,159	$9,310	$13,073	$112,975	$116,232
Property operating expenses	(40,824)	(40,254)	(5,660)	(6,971)	(46,484)	(47,225)
NET OPERATING INCOME (NOI)	$62,841	$62,905	$3,650	$6,102	$66,491	$69,007
Less: Lease termination revenue	58	154	(18)	—	40	154
NOI - EXCLUDING LEASE TERMINATION REVENUE	$62,783	$62,751	$3,668	$6,102	$66,451	$68,853

PREIT / 12             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Six Months Ended June 30, 2015			Six Months Ended June 30, 2014
RECONCILIATION OF NOI AND FFO TO NET (LOSS) INCOME	Consolidated	PREIT's Share unconsolidated partnerships	Total	Consolidated	PREIT's Share unconsolidated partnerships	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$199,666	$25,256	$224,922	$214,754	$20,596	$235,350
Property operating expenses	(85,165)	(9,672)	(94,837)	(96,081)	(6,396)	(102,477)
NET OPERATING INCOME	114,501	15,584	130,085	118,673	14,200	132,873
General and administrative expenses	(18,070)	—	(18,070)	(17,851)	—	(17,851)
Provision for employee separation expense	—	—	—	(4,877)	—	(4,877)
Other income	2,084	—	2,084	1,458	—	1,458
Acquisition costs and other expenses	(5,269)	(41)	(5,310)	(2,606)	—	(2,606)
Interest expense, net	(41,271)	(5,206)	(46,477)	(41,720)	(5,448)	(47,168)
Depreciation on non real estate assets	(758)	—	(758)	(813)	—	(813)
Gain on sale of interest in non operating real estate	43	—	43	—	—	—
Preferred share dividends	(7,924)	—	(7,924)	(7,924)	—	(7,924)
FUNDS FROM OPERATIONS	43,336	10,337	53,673	44,340	8,752	53,092
Depreciation on real estate assets	(69,072)	(6,223)	(75,295)	(72,557)	(3,566)	(76,123)
Equity in income of partnerships	4,114	(4,114)	—	5,186	(5,186)	—
Gain on sale of real estate assets	—	—	—	99	—	99
Impairment of assets	(34,907)	—	(34,907)	(17,398)	—	(17,398)
Preferred share dividends	7,924	—	7,924	7,924	—	7,924
Net loss	$(48,605)	$—	$(48,605)	$(32,406)	$—	$(32,406)
(1)Total includes the non-cash effect of straight-line rent of $958 and $863 for the six months ended June 30, 2015 and 2014, respectively.
Weighted average number of shares outstanding			68,660			68,091
Weighted average effect of full conversion of OP Units			5,291			2,129
Effect of common share equivalents			493			326
Total weighted average shares outstanding, including OP Units			74,444			70,546
FUNDS FROM OPERATIONS			$53,673			$53,092
Mortgage prepayment penalty and accelerated amortization of deferred financing costs			1,030			—
Acquisition costs			3,468			1,941
Loss on hedge ineffectiveness			512			1,238
Provision for employee separation expense			—			4,877
FUNDS FROM OPERATIONS AS ADJUSTED			$58,683			$61,148
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$0.72			$0.75
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED			$0.79			$0.87

SAME STORE RECONCILIATION	Six months ended June 30,
	Same Store		Non-Same Store		Total
	2015	2014	2015	2014	2015	2014
Real estate revenue	$210,540	$208,952	$14,382	$26,398	$224,922	$235,350
Property operating expenses	(85,974)	(87,827)	(8,863)	(14,650)	(94,837)	(102,477)
NET OPERATING INCOME (NOI)	$124,566	$121,125	$5,519	$11,748	$130,085	$132,873
Less: Lease termination revenue	440	266	41	—	481	266
NOI - EXCLUDING LEASE TERMINATION REVENUE	$124,126	$120,859	$5,478	$11,748	$129,604	$132,607

PREIT / 13             Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEETS	June 30, 2015	December 31, 2014
	(Unaudited)
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,552,091	$3,216,231
Construction in progress	125,525	60,452
Land held for development	8,721	8,721
Total investments in real estate	3,686,337	3,285,404
Accumulated depreciation	(1,083,207)	(1,061,051)
Net investments in real estate	2,603,130	2,224,353
INVESTMENTS IN PARTNERSHIPS, at equity:	155,129	140,882
OTHER ASSETS:
Cash and cash equivalents	31,320	40,433
Tenant and other receivables (net of allowance for doubtful accounts of $12,744 and $11,929 at June 30, 2015 and December 31, 2014, respectively)	34,599	40,566
Intangible assets (net of accumulated amortization of $12,585 and $11,873 at June 30, 2015 and December 31, 2014, respectively)	24,123	6,452
Deferred costs and other assets, net	88,196	87,017
Assets held for sale	21,921	—
Total assets	$2,958,418	$2,539,703
LIABILITIES:
Mortgage loans payable	$1,360,795	$1,407,947
Term loans	400,000	130,000
Revolving facility	120,000	—
Tenants' deposits and deferred rent	16,344	15,541
Distributions in excess of partnership investments	64,680	65,956
Fair value of derivative liabilities	3,463	2,490
Liabilities on assets held for sale	931	—
Accrued expenses and other liabilities	91,572	73,032
Total liabilities	2,057,785	1,694,966
EQUITY:	900,633	844,737
Total liabilities and equity	$2,958,418	$2,539,703
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